Exhibit 99.1

Globus Medical Announces the Expansion of its Share Repurchase Program

AUDUBON, PA, March 4, 2022 (GLOBE NEWSWIRE) -- Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal solutions company, today announced that its Board of Directors has expanded the Company’s share repurchase program by authorizing the repurchase of an additional $200 million of the Company’s common stock.  The new authorization, plus the approximate $95.3 million currently available under its existing share repurchase program, approved in March 2020, provides the Company with over $295 million available for future share repurchases.

“Our announcement today reflects the continued confidence that we have in our long-term growth profile and underlying earnings strength,” noted David Paul, Executive Chairman.  “We continue to view Globus as an attractive investment opportunity over the long-term and our strong balance sheet provides us with the financial flexibility to drive continued strategic investments, both organic and inorganic, while also providing returns to our shareholders through this share repurchase program.”

The timing and actual number of shares repurchased will be determined by management at its discretion and will depend on a variety of factors, including market price of the shares, general business and market conditions, applicable legal requirements, and alternative investment opportunities.  The repurchase program will be executed consistent with the company’s capital allocation strategy of prioritizing investment to grow the business over the long term.

Repurchases may be made through privately negotiated transactions or open market transactions, including pursuant to a trading plan in accordance with Rule 10b5-1 and/or Rule 10b-18 under the Securities Exchange Act of 1934, as amended.  The repurchase program has no time limit and may be suspended for periods or discontinued at any time.  The Company intends to utilize its cash reserves to fund the share repurchase program.

About Globus Medical, Inc.

Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission.  These documents are available at www.sec.gov.   Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email:  investors@globusmedical.com

www.globusmedical.com